EXHIBIT 11 -  Computation of Earnings Per Share



Item 6(a)
Exhibit 11
Computation of Earnings per Share
United Industrial Corporation and Subsidiaries



                                                                 Three Months Ended                          Six Months Ended
                                                                      June 30                                   June 30
                                                                 ------------------                         -----------------

                                                             1999                  1998               1999                  1998
                                                             ----                  ----               ----                  ----


Net income                                                $ 1,424,000          $ 2,298,000          $ 3,738,000          $ 4,621,000
                                                          ===========          ===========          ===========          ===========

Basic earnings per share:
   Weighted average shares                                 12,270,713           12,325,530           12,264,713           12,289,947
                                                          ===========          ===========          ===========          ===========

Effect of dilutive securities:
   Employee and non-employee
     director stock options                                   337,416              338,837              281,857              388,980
                                                          ===========          ===========          ===========          ===========

Diluted earnings per share:
   Adjusted weighted-average
     and assumed conversions                               12,608,129           12,664,367           12,546,570           12,678,927
                                                          ===========          ===========          ===========          ===========


Basic earnings per share $                                        .12          $       .19          $       .30          $       .38
                                                          ===========          ===========          ===========          ===========
Diluted earnings per share                                $       .11          $       .18          $       .30          $       .36
                                                          ===========          ===========          ===========          ===========

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